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                                                           Exhibit 23.2


                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We consent to the incorporation of our reports on the following financial statements, dated August 7, 1996 included in this Current Report on Form 8-K/A-1 into filed Registration Statements of Sun Healthcare Group, Inc. on Form S-8 (No. 33-80540, No. 33-93692 and No. 333-03058):

     Yorkview Physiotherapy Centre - period ended December 31, 1995

     Yorkview Physiotherapy Centre - period ended June 21, 1996

     Robert Weisz - Physiotherapist - period ended December 31, 1995

     Aqua Rehabilitation Inc. - year ended July 31, 1995


SOBERMAN ISENBAUM & COLOMBY

/s/ SOBERMAN ISENBAUM & COLOMBY

Toronto, Canada
September 9, 1996